CO-LOCATION AND FACILITIES MANAGEMENT
                               SERVICES AGREEMENT

     This CO-LOCATION AND FACILITIES MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made as of the 28th August, 1997 by and between EXTRANET TELECOMMUNICATIONS, INC., (ETI) located at 111 Eighth Avenue, Suite 1533 New York, N.Y. 10011 U.S.A. and STARTEC INC., (STC) located at 10411 Motor City Drive, Suite 301 Bethesda, MD 20817 USA,

     WHEREAS, ETI has entered into a lease (the "Lease") with P.A. Building Company ("Landlord") pursuant to which Landlord has leased to ETI, and ETI has leased from Landlord, nine thousand four hundred and fifty five (9455) square feet of rentable area (the "Leased Premises" or the "Co-location Center") located on the fifth (5th) floor of that certain building located at 111 Eighth Avenue, New York, New York 10011 (the "Building"); and,

     WHEREAS, ETI desires to license to STC, and STC desires to license from ETI, the right to use and occupy approximately two-thousand one hundred and ten (2,110) rentable square feet of area with a loss factor of twenty-six percent (26%) for a total of one-thousand five hundred and sixty (1,560) usable square feet of area (the "Premises"), which Premises is located within the Leased Premises and which is more particularly described on the floor plan which is attached to and made a part hereof as Exhibit A; and,

     WHEREAS, STC desires to locate in the Premises certain computer and telecommunications equipment and cabling (hereinafter "Equipment") for the purpose of interconnecting with ETI's telecommunications network and or other telecommunications networks as required; and,

     WHEREAS, ETI has also agreed to provide STC with co-location and facilities management services and the parties desire to memorialize their intent.

     NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and in consideration of the foregoing recitals, each of which is incorporated in and made a part of this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

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                             DESCRIPTION OF SERVICES

1.   PERMISSIBLE USE; CONTINGENCY:

     a. ETI hereby licenses the Premises to STC, and STC hereby licenses the Premises from ETI upon and subject to the terms, covenants, rentals and conditions herein set forth. The term (the "Term") of this Agreement shall be for a period of five (5) years and shall commence (the "Commencement Date") which shall automatically occur on the earlier of either the date that STC first causes any of its equipment to be delivered to the Premises or ninety (90) days from the date of this Agreement; provided, however, that any construction and/or installations by Time-Warner shall not be considered deliveries of STC's equipment to the Premises for purposes of this paragraph. Notwithstanding anything in this Agreement to the contrary, STC shall have no obligation to commence business operations in the Premises until ETI has provided STC with reasonable evidence that ETI has complied with all applicable governmental requirements with respect to the build-out of the Premises, including obtaining any necessary occupancy or use permits, and the improvements constructed by ETI in the Premises conform to the drawings and plans for the build-out of the Premises and STC's power and VAC requirements. In the event that the Commencement Date has not occurred by the date which occurs sixty (60) days after the date that the "Contingency" (as hereinafter defined) is fully satisfied, then, STC shall have the right, at any time thereafter, to terminate this Agreement by delivering a notice of termination to ETI. In the event STC delivers such notice of termination to ETI, ETI shall immediately pay to STC all amounts that STC has previously paid to ETI in connection with this Agreement, except that ETI shall not be required to pay to STC any amounts paid to ETI by STC for the one time electrical power purchased by ETI from its Landlord on behalf of STC. The parties shall then be relieved of all liability hereunder, at law or in equity. ETI shall, upon STC's written request, provide certain other services in order to comply with the applicable specifications set forth in the Co-location Schedule attached hereto.

     b. This entire Agreement and the obligations of STC to perform its obligations hereunder shall be contingent upon the occurrence of the following events (the events that are listed in the following clauses (i)
     and (ii) shall hereinafter be collectively referred to as the "Contingency"): (i) ETI and STC agreeing in writing upon the drawings, plans and specifications for the build-out of the Premises (the "Construction Work"); and (ii) ETI's delivery to STC of a fully executed acknowledgment from the Landlord, substantially in the form of Exhibit B attached hereto and made a part hereof whereby the Landlord consents to ETI's use of the Leased Premises as a co-location center and which authorizes ETI to issue occupancy licenses to third parties who desire access to the Leased Premises for the purpose of co-locating therein.

     c. Promptly after the execution of this Agreement, ETI shall diligently pursue satisfaction of the Contingency at the earliest possible date. In the event that the Contingency is not fully satisfied within thirty (30) days from the effective date of this Agreement, then STC shall have the right prior to final satisfaction of the Contingency to terminate this Agreement by written notice to ETI. Upon such termination, ETI shall immediately refund to STC any amounts that were previously paid by STC to ETI in connection with this Agreement, except that ETI shall not be required to pay to STC, all amounts paid to ETI by STC for the one time electrical power purchased by ETI from its Landlord on behalf of STC. The parties shall then be relieved of all liability hereunder, at law or in equity. Despite the foregoing, STC shall have the right in the exercise of its sole and absolute discretion, to waive the satisfaction of all or any portion of the Contingency. To be effective, any such waiver must be in a writing that is signed by STC.

2.   RESPONSIBILITY AND UNDERTAKINGS

     a. ETI represents and warrants to STC that the Premises is sufficient for the placement of STC provided switching and telecommunications equipment, as well as such other peripheral computer and networking equipment that may be required within the Co-location Center, and that ETI shall provide to STC the services described in paragraph 6 of the Co-location Schedule attached hereto.

     b. Both ETI and STC hereby acknowledge and accept that ETI shall, as part of this Agreement, furnish and install an FM-200 type fire protection system within the Premises. The existing landlord provided building sprinkler system will be decommissioned and removed from service. STC acknowledges further that the FM-200 fire protection system may not be removed, reconfigured, modified, or otherwise altered or replaced without the prior written consent of ETI and its Landlord which approval shall not be unreasonably withheld, conditioned or delayed.

     c. Additional space within the Leased Premises is available from ETI in single rack or cabinet increments or on a per square foot basis. Additional measured square footage will be provided to STC, upon their request, according to the same terms, conditions and rates as established in this Agreement. If ETI no longer has additional space available, ETI shall so inform STC upon STC's request for additional space; and if STC is still interested in additional space, ETI may be required to contract with its Landlord for additional space, provided that it is available from the Landlord, as a result of an STC request for additional measured square footage. Upon STC's request to ETI to obtain additional space from Landlord, ETI shall negotiate to lease additional space from Landlord and, if STC approves the terms of such lease, then and in that event, ETI shall pass on to STC and STC agrees to pay to ETI, any additional costs or increases imposed on ETI by its Landlord as a result of the STC request.

     d. A single rack or cabinet is defined as a volume not greater than nineteen (19") inches wide, twenty-eight (28") inches deep and eighty-four (84") inches high. The height and depth specifications are physical limitations of ETI's Co-location Center and cannot be exceeded. A rack or cabinet in excess of nineteen (19") inches in width will be considered to be multiple racks or cabinets. A rack, cabinet, or equipment enclosure of a width less than nineteen (19") inches will still be considered a complete rack under this Agreement. Space for additional racks or cabinets will be billed by ETI and paid for by STC in accordance with the attached Co-location Schedule. Pricing dos not include power distribution or usage, phone expenses, or normal hours support.

     e. ETI currently employs technical staff to maintain and manage technical facilities. Upon STC's written request, ETI technical staff shall perform necessary technical work related specifically to STC owned or leased equipment and/or services to STC's facilities on a "time and material" basis as set forth in the attached Co-location Schedule. Such work and or services will be performed only at STC's request and under STC's direction. Request for all adds, moves, and changes, must be in writing from STC to ETI.

     f. ETI shall, in good faith, use commercially reasonable efforts to cause Landlord to (i) comply with the terms and conditions of the Lease as the same relate to STC's use and occupancy of the Premises, and (ii) cooperate with STC in connection with any consents or approvals that ETI and/or STC may be required to obtain from Landlord in connection with STC's use or occupancy of the Premises.

     g. As part of the Construction Work (defined in Paragraph l(b)), ETI shall equip the Premises with; (i) a key or card access entry system; and, (ii) a remote alarm notification system which shall be connected to the Utility Systems; and, (iii) an FM-200 type fire protection system. All systems as identified in (i) thru (iii) are more particularly described in Schedule 1 to the Co-location Schedule.

     h. ETI shall also provide to the Premises, as part of the Construction Work (defined in Paragraph 1 (b)); (i) sufficient -48VDC power resources to meet the STC stated DC power resource requirement of six-hundred (600) amps with one (1) hour back-up battery support; and, (ii) sufficient inverted power resources to meet the STC stated inverted power resource requirement of forty (40) amps at 110VAC with one (1) hour battery back-up support; and,
     (iii) sufficient commercial building power resources to meet the STC stated AC power requirement of seventy (70) amps at 110VAC. All systems as identified in (i) thru (iii) are more particularly described in Schedule 1 to the Co-location Schedule.

     i. ETI shall at all times during the Term of this Agreement maintain or cause the maintenance of the back-up generator, electrical system and equipment and heating, ventilating and air-conditioning system and equipment  (collectively,  "Utility  Systems") serving the Premises in good condition and repair, adequate at all times to provide, without interruption, all of the Services described in Paragraph 6 of the attached Co-location Schedule. On or before the Commencement Date, ETI shall provide STC with a schedule showing all of the procedures to be utilized by ETI to ensure that all of the Utility Systems will function in accordance with the terms of this Paragraph 2(i) at all times. Throughout the Term of this Agreement, ETI shall provide STC with written reports showing that ETI is following such procedures. Such reports shall be provided within seven (7) business days after any such procedure is performed, and not less often than quarterly for heating, ventilating and air-conditioning Utility Systems, and not less often than monthly for electrical and power generating Utility Systems. All of the Utility Systems shall be equipped with alarms programmed to alert both ETI and STC of any failure of such systems to function in accordance with the terms of this Paragraph 2(i).

     j. Upon STC's request, ETI shall, on behalf of STC or its designated service provider, install a microwave antenna on the roof of the Building, provided that STC shall obtain ETI's prior written approval of such antenna, which approval shall not be unreasonably withheld, conditioned or delayed, and provided that STC shall obtain any necessary governmental permits and Landlord's approval, if necessary, for such antenna.

3. ADDITIONAL TERMS GOVERNING THE USE OF THE CO-LOCATION SPACE; INSTALLATION OF EQUIPMENT.

     a. Before beginning any infrastructure work, such as cable, ironwork or relay rack installation, including delivery, replacement, or removal work, but not including the rearrangement of existing items that are not affixed to a wall, STC must obtain ETI's written approval of STC's choice of suppliers and contractors, which approval shall not be unreasonably withheld, conditioned or delayed and in any event, any objection must be provided within two (2) business days of receipt of a request for consent, failing which the proposed supplier(s) and/or contractor(s) shall be deemed approved. ETI may request reasonable additional information before granting approval and may require reasonable scheduling changes and substitution of suppliers and contractors as conditions of its approval, provided in no event shall any such substitution cause STC to incur any extra costs or expenses that STC would not have incurred had such substitution not been required. Approval by ETI shall not be construed as an endorsement of STC's supplier or contractor, and STC will remain solely responsible for the selection of the supplier or contractor and all payments for such work. Only contractors approved by ETI and its Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, will be permitted to work within the Premises.

     b. STC shall not make any construction changes or material alterations to the interior or exterior portions of the Premises, including building of walls or partitions, drop ceilings, lighting, HVAC, plumbing or any electrical distribution or power supplies for equipment, without ETI's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and in any event any objection must be provided within ten (10) business days of receipt of a request for consent, failing which the proposed construction change(s) and/or material alteration(s) shall be deemed approved. ETI reserves the right to perform and manage any construction or material alterations within the Co-location Center areas at rates to be negotiated between the parties hereto, which rates shall not exceed the generally prevailing market rate that is then being charged to perform such services.

     c. STC's use of the Premises, installation of Equipment, and access to the Premises shall at all times be subject to STC's adherence to generally accepted industry standards for facility security and rules of conduct provided, however, STC shall be permitted to use the Premises and shall have access through the Leased Premises to the Premises, twenty-four (24) hours per day, three hundred sixty-five (365) days per year. STC agrees not to erect any signs or devices to the exterior portion of the Premises without ETI's prior written approval. ETI agrees that STC shall have the right to install signage identifying STC on or adjacent to the suite entry door to the Leased Premises and on or adjacent to the door to the Premises from the Leased Premises. STC shall obtain ETI's prior approval of STC's suite entry sign, which approval shall not be unreasonably withheld, conditioned or delayed. ETI shall use reasonable efforts to cause its Landlord to insert a listing identifying STC in the directory in the Building lobby.

     d. STC shall not market, license or sell co-location services to any third party in competition with ETI, except that STC is permitted to allow its vendors and customers to co-locate within the Premises if such co-location is needed for purposes of permitting the vendor or customer to connect to STC's network. However, STC may not market, license or sell co-location services to other local, interexchange, long distance carriers, or internet service providers, or other such service providers or carriers for the purpose of utilizing the Co-location Center as a point of presence from which the service provider or carrier would provision interconnect services to other users within the Leased Premises. Except as expressly permitted in this Paragraph 3(d), if STC should provide or attempt to make available to any third party use of STC's co-location space in the Premises without obtaining the prior written consent of ETI, STC shall be in breach of this Agreement and ETI may pursue any legal or equitable remedy it is entitled to pursue under Paragraph 10 of this Agreement. Notwithstanding anything to the contrary in this Paragraph 3(d) or any other provision of this Agreement, ETI acknowledges and agrees that STC is entitled to engage Time-Warner (or such other service provider(s) that STC may reasonably select) to provide interconnection or other services to STC, provided that such services are provided directly to STC within the Premises, and ETI agrees to admit Time-Warner or such other service provider(s) onto the Leased Premises and to cooperate with Time-Warner or such other service provider(s) (including obtaining all necessary approvals from the Landlord, (as evidenced by Exhibit C) to permit Time-Warner or such other service provider to provide such services. ETI further acknowledges and agrees that STC will be permitted to interconnect with any carrier and to provide interconnection services to other carriers, in either case other than a carrier that is an ETI licensee, within the Leased Premises.

4.   PAYMENT

     a. STC shall pay ETI a monthly recurring fee for use and occupancy of the Premises (the "Occupancy Fee") as set forth in the Co-location Schedule attached hereto. In addition to the Occupancy Fee, in the event that STC requests, in writing, that ETI provide any additional services, STC may be charged non-recurring fees for the provision of such services or for any requested build-out of the Premises, including, where applicable, cross-connect installation fees and/or Dispatch Labor Charges as set forth in the Co-location Schedule. If STC requests in writing, that ETI provide services not delineated herein or in the Co-location Schedule, STC agrees to pay ETI's then current standard charge for such service as in effect at the time such service was rendered or such charge as the parties may mutually agree upon prior to the delivery of the service.

     b. Commencing on the Commencement Date, monthly installments of the Occupancy Fee shall be payable in advance on the first day of each calendar month.

     c. Any charges delineated in the Co-location Schedule for build-out of the Premises ("Build-Out Fees") shall be paid by STC to ETI in accordance with the following schedule:

          i. One-hundred and seventy-five thousand dollars and no cents ($175,000.00) of the Build-Out Fees upon execution of this Agreement; and

          ii. One-hundred and twenty-thousand dollars ($120,000.00) of the Build-Out Fees fifteen (15) days from the date of this Agreement; and

          iii. One-hundred and twenty-thousand dollars ($120,000.00) of the Build-Out Fees thirty (30) days from the date of this Agreement; and

          iv.  Payment   of  the   remaining   seventy-nine   thousand   dollars
               ($79,000.00) of the Build-Out Fees will be made sixty (60) days from the date of this Agreement.

     d. Both ETI and STC agree to reimburse the other for all reasonable repair or restoration costs associated with damage or destruction caused by the other's personnel, agents, suppliers, contractors or visitors or as a consequence of any removal of Equipment or other property installed in the Premises or the Leased Premises. Such reimbursement shall be made within thirty (30) days of the damage or destruction.

     e. The monthly charges for all services used shall be payable in U.S. dollars within thirty (30) days from the date of ETI's invoice. Payment shall be remitted to ETI at the address or wired to the account set forth in Paragraph 16, and will not be deemed to have been made until the funds are received by ETI.

     f. Any payment (including monthly service charges due under this Paragraph or any other amount due hereunder) not made when due will be subject to a late charge of one percent (1%) per month, provided, however, ETI shall provide STC with a written notice of any payment which is overdue, and if STC makes any such payment to ETI within five (5) days after receiving such written notice, the late charge shall be deemed waived.

     g. ETI hereby grants STC a right of first refusal to assume ETI's rights and obligations under its Lease with ETI's Landlord in the event of a default by ETI which remains uncured by ETI for a period of not less than thirty (30) days after notice of the default has been received by ETI from its Landlord pursuant to the written lease. ETI shall give STC prompt written notice of any default by ETI under the Lease, which notice shall include any offer by ETI to assign to STC, ETI's interest as tenant under the Lease (any such notice being hereinafter referred to as "Offer"). In the event that STC desires to exercise its right to assume ETI's interest as tenant under the Lease pursuant to an Offer from ETI, then, within fifteen (15) days after its receipt of the Offer, STC shall deliver a notice of acceptance to ETI. In the event STC delivers such notice to ETI, then ETI shall immediately take all affirmative steps necessary and reasonable to effect an STC assumption of ETI's Lease.

5.   TAXES

     STC shall submit to ETI the appropriate tax certificates as required by any city, state, federal or other lawful taxing authority within ten (10) days from date of written request by ETI. STC shall submit such other documents and certificates related to taxes as ETI shall reasonably request. STC shall be responsible for the prompt payment of all federal, state and local taxes, except ETI's income and franchise taxes, upon the use of or sale of services hereunder or STC's use of or resale of property of ETI. If ETI should pay or become obligated to pay any such taxes, STC shall, within thirty (30) days, reimburse ETI therefor.

6.   HOURLY RATES FOR ADDITIONAL SERVICES

     a. When ETI technical support assistance is requested by STC in writing for resolution or coordination of problems, STC agrees to pay ETI a per hour rate set forth in the attached Co-location Schedule. ETI will inform STC in advance and in writing, if any services to be performed by ETI for STC are billable and ETI will provide STC with a reasonable estimate prior to performance of the services.

     b. For any services which it may require, STC shall contact ETI customer service as specified in Paragraph 16.

7.   INTERCONNECT TO PRIVATE LINE CUSTOMERS

     a. STC may arrange for its own interconnection facilities with the carriers or providers of its choice. Any interconnection facilities arranged by STC shall be provisioned solely to the STC occupied Premises within the Leased Premises. Subject to the provisions of Paragraph 3(d) herein, STC shall not market, license or sell interconnection facilities or services to others located within the Leased Premises, except existing clients of STC, without the express written authorization of ETI. All costs and arrangements for local interconnect will be STC's responsibility, unless otherwise agreed to by the parties in writing. If STC is utilizing ETI's services under this Paragraph 7(a), STC's facilities management personnel must coordinate with ETI in the exchange of technical information relating to their requirements for local interconnect in order for ETI to provide the necessary support to STC with the provisioning and installation of the interconnect facilities. In addition, for all services to be provided by ETI under this Paragraph 7(a), STC agrees to provide ETI notice at least thirty (30) days prior to the commencement date of the services. Coordination regarding exchange of technical information relating to local interconnects shall be provided to ETI as specified in Paragraph 16.

     b. Upon STC's request, ETI shall, on behalf of STC, install intra building conduit and cable to allow STC to interconnect with other carriers within the Building. STC shall select the contractors to perform any such installations, subject to the approval of ETI and its Landlord, as set forth in Paragraph 3(a). ETI shall use reasonable efforts to promptly obtain its Landlord's approval of any such contractors. STC's facilities management personnel must coordinate with ETI in the exchange of technical information relating to their requirements for intra building conduit and cable in order for ETI to provide the necessary support to STC with the provisioning and installation of the facilities. ETI will invoice, and STC shall pay to ETI, a project management fee equal to ten percent (10%) of the total cost to provision and install the intra building conduit and cable. STC shall, at its own discretion utilize ETI or another Landlord approved contractor to install the conduit and cable on behalf of STC. All intra building conduit and cable requested by and installed for STC will terminate within the Premises occupied by STC and will remain under the direct management and control of STC. In addition, for all services to be provided by ETI under this Paragraph 7(b), STC agrees to provide ETI notice at least thirty (30) days prior to the commencement date of the services to be provided by ETI. Coordination regarding exchange of technical information relating to intra building conduit and cable shall be provided to ETI as specified in Paragraph 16.

     c. ETI shall invoice and STC shall pay to ETI, all one-time and monthly usage charges normally imposed by its Landlord plus a ten (10%) percent fee to ETI for the allocation and provision of all intra building conduit and cable as specified in the attached Co-location Schedule. STC acknowledges that the Landlord's rates are subject to change at any time. Notwithstanding anything herein or in the Co-location Schedule to the contrary, all such fees that are payable to ETI for the allocation and provision of any intra building conduit and cable shall be due and payable prior to the allocation and provision of any intra building conduit and cable. All of the fees that are payable to ETI for the installation of the intra building conduit and cable shall be payable in accordance with the following terms: fifty (50%) percent shall be due and payable upon written approval by STC of the specifications for the installation of the intra building conduit and cable, and fifty (50%) percent shall be due and payable upon completion of the intra building conduit and cable system.

     d. Upon STC's written request, ETI shall authorize STC, on an as required basis, to utilize any available ETI owned intra building conduit and cable. In such event, ETI shall invoice and STC shall pay to ETI, a monthly usage charge as specified in Paragraph 13 of the attached Co-location Schedule.

     e. Upon STC's written request, ETI shall on an as required basis, act as STC's agent in the turning-up of local interconnects and to provide on-going loop maintenance between the ETI Co-location Center and any third-party facilities of STC's customers. In such event, ETI shall invoice and STC shall pay to ETI, a monthly usage charge as specified in Paragraph 12 of the attached Co-location Schedule.

     f. All interconnects must be at the DS3, DS1 or DSO level utilizing up to 28 T1's per DS3, 24 ports per DS1 and 8 ports per DSO. The interface point for ETI's service will be ETI's DSX "CROSS-CONNECT" panel.

8.   FORCE MAJEURE

     Neither party shall be liable for any failure or delay in performance caused by labor dispute, fire or other casualty, weather or natural disaster, damage to facilities, the conduct of third parties, or other cause beyond its reasonable control ("Force Majeure"). Performance times under this Agreement shall be automatically extended for the period of time equivalent to the time lost because of any delay or failure to perform by either party; provided, however, that any such delay or failure shall not last for a period of more than thirty (30) days. After this thirty (30) day maximum extension has elapsed, this paragraph shall have no further force nor effect on either party's obligation to perform.

9.   EMERGENCIES AND INTERRUPTIONS

     In case of an interruption of any services furnished hereunder, including but not limited to power, back-up power, HVAC, and transmission services (the "Services"), ETI shall use its best efforts to restore service as soon as possible. If ETI elects, it may substitute an equivalent service. ETI's liability for all mistakes, errors, omissions, interruptions, delays or defects in Services occurring in the course of engineering, installation and operation of its system or the provision of Services shall in no event exceed the charges paid by STC for the period of time during which mistakes, errors, omissions, interruptions, delays or defects in Services occurred. In no event shall ETI be liable for any special, consequential or incidental damages. In the event STC experiences an interruption of transmission services for reasons other than Force Majeure which results in the loss of fifty percent (50%) of STC's service for a period of three (3) hours or more, or if ETI fails to provision transmission service in accordance with industry standards and fails to cure its failure within fifteen (15) days, STC shall have the right to terminate this Agreement upon ten (10) days notice to ETI. In the event STC experiences an interruption of power services for any cause within ETI's control, which results in the loss of fifty percent (50%) of STC's service for a period of three (3) hours or more, or if ETI fails to promptly commence or diligently pursue restoration of any interrupted power services, STC shall have the right to terminate this Agreement upon ten (10) days notice to ETI. In the event STC experiences an interruption of back-up power which is the direct result of ETI's Landlord's gross negligence or willful misconduct, ETI shall pay STC's proportionate share (based upon the ratio of the rentable area of the Premises to the rentable area of the Leased Premises) of any damages collected by ETI from its Landlord for such interruption of back-up power. In the event STC experiences an interruption of HVAC services (in season) for any cause within ETI's control, which lasts for more than one
     (1) day, the Occupancy Fee shall be abated from the second such day until the date on which such HVAC services are restored, and if such HVAC services are not restored within fifteen (15) days, STC shall have the right to terminate this Agreement upon ten (10) days notice to ETI.

10.  DEFAULT

     a. Either party shall be in default if it fails to timely perform its material obligations under this Agreement or any other Agreement with the other, or becomes the subject of any voluntary proceedings under any bankruptcy or insolvency laws, or becomes the subject of any involuntary proceedings under any bankruptcy or insolvency laws which are not dismissed or withdrawn within sixty (60) days after the filing thereof. Upon such default by a party (other than a service interruption as described in Paragraph 9 hereof), the other party shall provide written notice to the defaulting party within ten (10) days of such default, allowing thirty (30) days for the default to be cured. If the default is not cured within that thirty (30) days, the non-defaulting party may, upon ten (10) days notice to the other, terminate this Agreement, and pursue all other available remedies at law and in equity, all of which shall be cumulative.

     b. If this Agreement or any addendum is terminated by ETI during the Term as a result of STC's material default or is terminated or repudiated by STC in the absence of a material default hereunder by ETI (in either case, an "STC Termination"), in addition to any other damages or remedies to which ETI is entitled, STC shall be liable to ETI for liquidated damages (due to the difficulty in projecting and establishing actual damages) for the terminated Services, as provided for below:

          i. If an STC Termination occurs within twelve (12) months from the Commencement Date, then, STC shall pay to ETI fifty (50%) percent of the monthly Occupancy Fees for the remainder of the Term.

          ii. If an STC Termination occurs after twelve (12) months but prior to twenty-four (24) months from the Commencement Date, then, STC shall pay to ETI forty (40%) percent of the monthly Occupancy Fees for the remainder of the Term.

          iii. If an STC Termination occurs after twenty-four (24) months but prior to thirty-six (36) months from the Commencement Date, then, STC shall pay to ETI thirty (30%) percent of the monthly Occupancy Fees for the remainder of the Term.

          iv. If an STC Termination occurs after thirty-six (36) months but prior to forty-eight (48) months from the Commencement Date, then STC shall pay to ETI twenty (20%) percent of the monthly Occupancy Fees for the remainder of the Term.

          v. If an STC Termination occurs after forty-eight (48) months from the Commencement Date, then, STC shall not be required to pay any liquidated damages to ETI.

     c. Subsequent to termination of Services for cause and prior to any reinstatement of ETI's Services to STC, the parties shall agree upon the amount of any reconnect charges, increase in service rates and/or security deposit required hereunder; it being understood, however, that in the event of a termination by ETI for cause, ETI may sell the Services to others.

     d. In the event that the Term of this Agreement, as such Term is extended by STC, would end on a date which is after the expiration of the initial term of the Lease, then ETI shall cause the term of the Lease to be extended such that the term of the Lease shall expire after the date that the Term of this Agreement, as such Term is extended by STC, is scheduled to end.

     e. Upon termination or expiration of the Term of this Agreement, STC agrees to remove Equipment and other property which has been installed by STC or STC's agents. In the event such Equipment or property has not been removed within ninety (90) days following the effective termination or expiration date, ETI shall have the right to remove, relocate, or otherwise store such Equipment or property at STC's expense.

     f. In the event the Premises should become the subject of a taking by eminent domain by any authority having such power, either party hereto shall have the right to terminate this Agreement. ETI shall give STC reasonable advance notice of an eminent domain proceeding and the removal schedule applicable to the Leased Premises. In the event of such a taking, STC shall have no claim against ETI for any relocation expenses, any part of any award that may be made for such taking, the value of any unexpired term or renewal periods that may result from a termination by ETI under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in this Agreement shall prohibit STC from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation which affects the Premises

11.  TERM OF THIS AGREEMENT

     Unless sooner terminated as herein provided, the Term of this Agreement shall be for a FIVE (5) YEAR period, commencing on the Commencement Date, and after the expiration of such five (5) year period, this Agreement shall remain in force until terminated by either party upon one hundred eighty
     (180) days written notice. STC may, upon expiration of the Term, extend the term of this Agreement for another five (5) year period. In the event that STC elects to extend the term of this Agreement, STC shall pay, on a prorated basis (by usable square feet), all increases in costs incurred by ETI from its Landlord as a result of STC's extension of its Agreement.

 12. APPROVALS

     ETI acknowledges that STC intends to install computer and telecommunications equipment in the Co-location Center and approves STC's use of the Premises for this purpose. ETI represents and warrants that all necessary approvals and occupancy permits have been obtained from building owners, zoning authorities, tax authorities, and other authorities and there is no restriction on STC's intended use of the Premises.

13.  RIGHT OF SELF-HELP AND ASSIGNMENT OF LEASE

     a. On or before the tenth (10th) day of every third month during the Term of this Agreement, ETI shall provide STC with documentation (such as a written confirmation from ETI's Landlord or a canceled check) showing that ETI has paid the rent and all other sums due under the Lease. In addition, ETI shall promptly provide to STC copies of all notices from Landlord (if any) alleging nonpayment of rent or other amounts due under the Lease or any other default by ETI under the Lease.

     b. In the event ETI at any time during the term of this Agreement fails to pay rent, taxes, assessments or to make any other payment or to perform any act required by the terms of the Lease with Landlord so as to constitute an event of default under the Lease, STC may (but shall be under no obligation to) at any time thereafter make such payment for the account and at the expense of ETI. All sums so paid by STC and all costs and expenses incurred in connection therewith will constitute a sum payable by ETI to STC upon billing by STC and ETI agrees to promptly reimburse STC for such payments, costs and expenses. In the event that ETI fails to promptly reimburse STC for any such payment, cost or expense, STC shall have the right to deduct such payment from the amount that is owed by STC to ETI hereunder.

     c. In the event that STC makes any payment or performs any act to cure a default by ETI under the Lease, ETI, in order to secure payment of any amounts expended by STC to cure ETI's default, may, at its option: (1) assign the Lease to STC, or (2) assign some or all of ETI's rights to receive any income from its operation or use of the real property leased to ETI in the Lease. ETI shall remain entitled to exclusively enjoy all of the benefits of a tenant so long as STC has not made any payment or performed any act to cure ETI's default under this Paragraph 13. In the event that and only for so long as STC makes any payment or performs any act to cure ETI's default under this Paragraph 13, the cost of which is not reimbursed by ETI within seven (7) days after ETI's receipt of an invoice therefor (which invoice shall specifically reference this paragraph of this agreement by paragraph and page number), ETI hereby authorizes STC to send a notice to each licensee, user or occupant of real property leased to ETI in the Lease (a "Licensee") in the name of ETI, advising each such licensee to thereafter make all payments due to ETI under such licensee's agreement with ETI to STC, until such time as STC has been repaid in full for its advances (together with interest at the rate of fifteen percent (15%) per annum, from the date of STC's advance to the date of repayment). STC shall remit to ETI all amounts collected from the other licensees in excess of the amounts due to STC by ETI within five (5) days after ETI's written demand for repayment.

 14. INDEMNIFICATION

     a. STC shall indemnify ETI against all losses, claims damages, expenses and liabilities (including reasonable attorneys' fees and court costs) arising out of or relating to (I) personal injury or property damage (including any damage to the facilities or equipment of ETI, any connecting carrier, or any other third party), caused by any act, error or omission of, or any condition created by, STC or its employees, agents, equipment or other property; or (II) any breach of any representation, warranty or covenant made by STC herein except as otherwise stated in this agreement.

     b. ETI shall indemnify STC against all losses, claims damages, expenses and liabilities (including reasonable attorneys' fees and court costs) arising out of or relating to (I) personal injury or property damage (including any damage to the facilities or equipment of STC, any connecting carrier, or any other third party), caused by any act, error or omission of, or any condition created by, ETI or its employees, agents, equipment or other property; or (II) any breach of any representation, warranty or covenant made by ETI herein except as otherwise stated in this agreement.

15.  NOTICES AND OTHER COMMUNICATIONS

     a. Unless written notice of a change is given to STC, payments to ETI shall be sent via wire transfer, or other immediate credit method, as follows:

          i.   Extranet Telecommunications, Inc.
          ii.  CITIBANK, N.A.
          iii. 250 Broadway
          iv.  New York, N.Y. 10007
          v.   ABA Routing Number: 0210-00089
          vi.  Account Number: 96620641

     b.   Documentation  and  coordination   regarding   exchange  of  technical
     information relating to interface circuitry and local interconnects shall be sent to:

          i.   Manager of Telecom & Network Systems
          ii.  Extranet Telecommunications, Inc.
          iii. 111 8th Avenue, Suite 1533
          iv.  New York, N.Y. 10011
          v.   Fax 212.206 2550

     c.  Telephone  notification  of  need  for  assistance  for  resolution  or
     coordination  of  service   problems  shall  be  reported  to  the  ETI  at
     800-289-3987.

     d. All other notices to ETI relating to this Agreement shall be in writing and personally delivered, telecopied and sent by certified mail, return receipt requested, or overnight courier service to:

          i.   Extranet Telecommunications, Inc.
          ii.  111 8th Avenue, Suite 1533
          iii. New York, N.Y. 10011 U.S.A.
          iv.  Attention: Michael A. Collado
          v.   Fax 212.206.2550

     e. Unless written notice of a change is given by STC to ETI, all notices and other communications to STC shall be in writing and personally delivered or sent by certified mail, return receipt requested, or overnight delivery service, to STC's address as set forth on the face of this Agreement, or telecopied to STC's facsimile number at 301.365.8969, with copies personally delivered or sent by certified mail, return receipt requested, or overnight delivery service to STC's address as set forth on the face of this Agreement.

     f. Written notices shall be deemed to be effective when delivered by telecopier, with written confirmation of receipt, or upon receipt or refusal, when delivered in person, overnight delivery service, or certified mail, unless otherwise stipulated herein.

16.  FUTURE OPPORTUNITIES

     STC and ETI may elect to combine areas of expertise and customer base to establish specific joint venture opportunities.

17.  INSURANCE

     a. STC agrees to maintain, at STC's expense, during the entire time this Agreement is in effect for the Premises (i) Comprehensive General Liability Insurance in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than One Million Dollars ($1,000,000.00) per occurrence, (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits, and (iv) adequate insurance coverage to protect STC owned Equipment and property installed within the Premises.
     Under no circumstances shall ETI provide insurance coverage for any STC owned Equipment or property installed within the ETI Co-location Center. Prior to taking occupancy of the Premises, STC shall furnish ETI with certificates of insurance which evidence the minimum levels of insurance set forth herein and which name ETI as an additional insured.

     b. ETI agrees to maintain, at ETI's expense, during the entire time this Agreement is in effect (i) Comprehensive General Liability Insurance in an amount not less than Two Million Dollars ($2,000,000.00) per occurrence for bodily injury or property damage, (ii) Employer's Liability in an amount not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence, and (iii) Worker's Compensation in an amount not less than that prescribed by statutory limits. ETI shall furnish STC with certificates of insurance which evidence the minimum levels of insurance set forth herein.

18.  COMPLIANCE WITH LAWS

     Each party shall comply with all federal, state and local laws with respect to the Services and this Agreement.

19.  MISCELLANEOUS

     a. This Agreement may not be assigned by either party in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that STC and ETI shall have the right to assign this Agreement to an affiliate or division, provided that ETI or STC exercise management control over and/or own a controlling interest in such affiliate or division.

     b. This Agreement shall become effective when accepted by an authorized officer of STC and ETI. The negotiation of any check representing a payment or security deposit under this Agreement or any addendum shall not in itself constitute an acceptance thereof.

     c. The terms and provisions of this Agreement may only be waived, modified or changed by an amendment in writing signed by both parties hereto. No failure by either party to insist upon the other's performance of any obligation hereunder shall constitute a waiver of the obligation and the parties may require compliance with any such obligation at any time.

     d. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect.

     e. This Agreement shall be governed in all respects by the internal laws of the State of New York. The parties hereby solely subject themselves to the jurisdiction of the State of New York, for the resolution of any dispute arising hereunder and agree that venue in any suit filed in those courts shall be proper.

     f. ETI shall not use or disclose, or allow its representatives, agents or employees to use or disclose any information concerning the rates or terms upon which services are provided hereunder by STC.

     g. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute one and the same Agreement.

          i. Both ETI and STC each represent and warrant to the other that the person executing this Agreement (or any amendments and changes) on its behalf is its duly authorized representative.

          ii. This Agreement and any documents attached hereto constitute the entire Agreement between the parties and supersede all prior agreements, whether written or oral, with respect to the specific services being provided hereunder. In case of any conflict between this Agreement and the terms of any documents attached hereto, the terms of the documents attached shall control insofar as the services covered thereby are concerned.

20.  BUILD-OUT

     a. On or before the date that occurs sixty (60) days after the date that the Contingency is fully satisfied, ETI shall perform the Construction Work. ETI shall perform the Construction Work in a good and workmanlike manner, in accordance with the plans and specifications approved by STC, and in accordance with all applicable governmental laws, statutes, codes, and regulations. Upon ETI's completion of the Construction Work, ETI and STC shall jointly inspect the Construction Work and shall prepare a punch list of items of the Construction Work that need to be completed or corrected. ETI agrees to fully correct or complete the items that are set forth on the punch list within thirty (30) days after the date that such punch list is prepared.

     b. STC shall be given access to the Premises commencing thirty (30) days before the Commencement Date, for the purpose of installing fixtures and equipment therein. STC shall coordinate such installations with ETI's contractors. STC shall indemnify ETI against any and all damages sustained in connection with the installation of such fixtures and equipment, unless such damage is caused by the negligence or willful misconduct of ETI, its agents, employees or contractors.

21.  ADDITIONAL SPACE

     The parties agree that if ETI intends to sublease, license or make available portions of the Leased Premises (the "Open Space") other than the Premises to other parties that are not related to or affiliated with either party hereto, (i) ETI shall not sublease, license or make available for use any Open Space (or grant any party any rights with respect to such space) that is located adjacent to the Premises (the "Adjacent Space") without first offering in writing (the "Offer"), for an exclusive fifteen (15) day period, to sublease, license or make available for use such space to STC; and (ii) ETI shall, in good faith, attempt to sublease, license or make available for use the Open Space that is located within the Leased Premises that does not constitute the Adjacent Space prior to entering into any agreement to sublease, license or make available for use the Adjacent Space. In the event that STC desires to accept an Offer then, within fifteen (15) days after its receipt of the Offer, STC shall deliver a notice of acceptance to ETI. In the event STC delivers such notice of acceptance to ETI, then ETI shall license the Adjacent Space to STC, and STC shall license the Adjacent Space from ETI, upon the same terms and conditions that it licenses the Premises, except that: (i) the Occupancy
     Fee with respect to the Adjacent Space shall be the same amount per rentable square foot that STC is paying ETI with respect to the Premises, except as otherwise provided in Paragraph 15(b) of the Co-location Schedule attached hereto, (ii) the term of the license with respect to the Adjacent Space shall be coterminous with the term of this Agreement with respect to the Premises, (iii) STC's obligation to pay the Occupancy Fee with respect to the Adjacent Space shall commence upon the date that ETI completes the build-out of the Adjacent Space for STC and obtains any necessary occupancy permit therefor and STC is lawfully permitted to occupy the Adjacent Space. The scope of the build-out of the Adjacent Premises and the cost of performing the same shall be subject to the parties mutual agreement which shall be negotiated in good faith and at the then market price.

     IN WITNESS WHEREOF, the undersigned hereby acknowledge that they have read and fully understand the foregoing Agreement and, further, that they agree to each of the terms and conditions contained herein.

Accepted and Agreed by:
STARTEC INC.

By:         /S/               PRINT:   RAM MAKUNDA

DATE:      9/2/97             TITLE:    CFO


Accepted and Agreed by:
Extranet Telecommunications, Inc.

By:        /s/                PRINT:  MICHAEL A. COLLADO

DATE:  28 AUGUST 1997         TITLE:       CEO

                              CO-LOCATION SCHEDULE

CO-LOCATION AND FACILITIES MANAGEMENT SERVICE AGREEMENT

CLIENT: STARTEC INC. (STC)

 1.  Address Of Co-location Center:

     111 Eighth Avenue, 5th Floor
     New York, NY 10011

 2.  Space Allocation:

     2110 sq. ft. Rentable Square Feet, 1560 sq. ft. Usable
     Square Feet.

3.   Initial Term:

     Five (5) Years

4.   Renewal Terms:

     Additional Five (5) years

5.   Requested Commencement Date:

     Within ninety (90) days from the date of this Agreement.

6.   Monthly Occupancy Fee:

     Seven-thousand and thirty-four dollars and no cents ($7034.00) for the period beginning upon the date of commencement to and including month twenty-four of the term and seven-thousand five-hundred and sixty dollars and no cents ($7560.00) the period beginning in month twenty-five of the term to and including month sixty of the term. (includes the back-up generator power and HVAC requirements described on Schedule 1 attached hereto).

7.   Additional Occupancy Fees:

     Payable at the times and in the amounts as agreed by STC and ETI when additional services are requested by STC from ETI.

8.   Security Deposit:

     Seven thousand five hundred and sixty dollars ($7560.00) which shall be held by ETI until and applied as a payment by STC of the last month of the term of this Agreement.

9.   Electric Power Charges:

     The Premises will be separately sub-metered for electricity at STC's expense. ETI's charges for the actual electricity consumption shown on such sub-meter, at the rates charged by the local electric company, will be payable within fifteen (15) days after STC's receipt of an invoice therefor.

10.  Non-Recurring Build-out Fees:

     Four-hundred and ninety-six thousand dollars no cents ($494,000.00).

11.  Installation Charge:

     None

12.  Dispatch Labor Charges:

     The following charges apply to work done on STC's behalf on STC equipment located in the Premises ("Dispatch Labor Charges").

     a. Normal ETI business hours one hour per week (accrued) included (Mon. - Fri. 8:00 a.m. to 6:00 p.m. except ETI holidays) at no charge to STC under this Agreement. Additional hours will be billed to STC at the rate of $95.00 per hour with a one hour minimum.

     b. Off Hour Support shall be billed at a rate of $125.00 per hour with a two (2) hour minimum (All other times and ETI holidays).

     c. Technical Labor Charges apply only if STC requests and authorizes dispatch of ETI personnel to perform work on STC's behalf. ETI reserves the right to accept or reject any such requests. ETI dispatch of personnel to work on STC's equipment is also premised on STC furnishing written instructions to ETI prior to commencement of any work.

13.  Support Services:

     Optional on-site technical support will be provided according to the following schedule:

     Operations & Management Support                     $2000.00
     for a 40 Hours per Month Subscription.

     Time & Materials Support                            $  95.00
     per hour for each additional hour
     provided hereunder.

14.  Intra building Conduit and Cable Service Fees:

     a. The fees described in this Paragraph 14a. shall be payable directly to ETI.

          One-time conduit space allocation charge:    $25,000.00
          One-time conduit provision charge:           $ 3,500.00
          Monthly recurring charge:                    $   350.00

     b. The charges described in Paragraph 14a. do not include any costs associated with the installation of the intra-building conduit and cable. Prior to the full installation of the conduit, STC shall pay to ETI the ten percent (10%) fee that is payable to ETI pursuant to the provisions of Paragraph 7(c) of the Agreement.

15.  ETI provided carrier and customer interconnection monthly charges:

     DS1 (On-net only)                                      $ 225.00
     DS3 (within 111 8th Avenue)                            $2,000.00
     DS3 (From 111 8th Avenue to anywhere in 60 Hudson)     $2,200 00
     No  installation  or mux charges apply. No minimum or term commitments.

16.  ETI provided intra-building carrier and customer interconnection:

     Service Type                                 Monthly Charges
          DS1                                           $   80.00
          DS3                                           $1,200.00

17.  Additional Space within the ETI Co-Location Center:

     a. Rack Space as defined in this Agreement will be provided by ETI to STC according to the following schedule:

          Number of Racks/         Monthly Charge One-time Charge
           1-3 Racks or Cabinets        $450.00        $1200.00
           4-9 Racks or Cabinets        $400.00        $1000.00
           10+                          $350.00        $ 800.00


     b. Additional measured square footage will be provided to STC according to the same terms, conditions and rates as established in this Agreement plus any increases imposed on ETI by its Landlord.

Accepted and Agreed by:
STARTEC INC.

By:       /s/                 PRINT:   RAM MUKUNDA

DATE:     9/2/97              TITLE:        CEO


Accepted and Agreed by:
Extranet Telecommunications, Inc.

By:       /S/                 PRINT:  MICHAEL A. COLLADO

DATE:    28 AUGUST 1997       TITLE:        CEO

                                   SCHEDULE 1

CO-LOCATION AND FACILITIES MANAGEMENT SERVICE AGREEMENT

CLIENT: STARTEC INC. (STC)

Description of the Premises to be provided to STC by ETI:

1.   General Conditions:

     a.   The Premises shall be  approximately  two-thousand one hundred and ten
          (2110) rentable square feet in size with a loss factor of twenty-six percent (26%) for a total usable space of approximately one-thousand five hundred and sixty (1560) square feet.

     b. The Premises shall be equipped with a separate entrance for the sole use of STC. ETI shall install full interior walls to secure the STC Premises within the Leased Premises.

     c. ETI reserves the right to equip the Premises with an open ceiling plan and overhead hung lighting or a dropped ceiling with recessed lighting.

     d. A twelve (12") inch raised floor will be installed throughout the facility.

     e. ETI shall secure the Premises from the remainder of the Leased Premises by means of a key or card access entry system.

     f. ETI shall install, within the Premises, a maximum of one (1) duplex convenience AC outlet and one (1) duplex voice (RJ11) and data (RJ45) outlet for every one-hundred square feet of usable space as part of this Agreement.

2.   Electrical Resources:

     a. ETI shall provision, maintain and manage an expandable negative 48VDC power plant (the "DC Plant") sufficient to supply STC with their stated -48VDC power resource requirement of six-hundred (600) amps with one (1) hour back-up battery support. The DC Plant shall, as a minimum, be capable of intelligent paralleling or proportional load sharing, and shall be equipped with an automatic equalize function for managed subsequent battery recharge in the event of a commercial power failure. The DC Plant shall also be equipped with and support remote extendable alarming capabilities. The DC Plant shall at all times be connected to the building emergency generator plant. The six-hundred
          (600) amps of -48VDC power resources supplied by ETI to STC shall terminate on a main distribution panel with the -48VDC power resources allocated as follows:

               i.   2 x 200 amp fusing (Bkrs)
               ii.  2 x 50 amp fusing (Bkrs)
               iii. 3 x 20 amp fusing (Bkrs)
               iv.  4 x 10 amp fusing (Bkrs)

     b. ETI shall provision, maintain and manage an expandable inverted DC-AC power plant (the "Inverted Plant") with a maximum of one (1) hour battery support. The Inverted Plant shall be sufficient to supply STC with their stated inverted power requirements of (40) AMPS @ 110VAC. The Inverted Plant shall, as a minimum, be capable of intelligent paralleling or proportional load sharing, and shall be equipped with an automatic equalize function for managed subsequent battery recharge in the event of a power failure as well as extendable alarming capabilities. The Inverted Plant shall at all times be connected to the building emergency generator plant. The forty (40) AMPS @ 110VAC inverted power resources supplied by ETI to STC shall terminate on a main distribution panel and shall be allocated as follows:

               i.   2 x 20 amp fusing (Bkrs)

     c. ETI shall provision and maintain AC commercial power resources (the "AC Plant") sufficient to supply STC with a rated output of seventy
          (70) AMPS @ 110VAC of non-battery, non-generator supported commercial power for general office use which shall be allocated as follows:

               i.   3 X 20 amp fusing (Bkrs)
               ii.  1 x 10 amp fusing (Bkrs)

     d. ETI shall furnish, install, manage and maintain a 750MCM ground window which STC shall access at an ETI provided ground bar system. The ETI provided ground bar system shall support an impedance of less than one
          (1) ohm, clear of noise and voltage transients and shall electrically isolate the power plant from the intregrated grounding at the ground window.

3.   Air Conditioning (hvac) Resources:

     a. ETI shall furnish, install, manage and maintain sufficient air conditioning resources to meet the STC stated heat load of approximately 180,000 BTU/hr. ETI shall at all times during the term of this Agreement maintain a required operating temperature of 65-75 degrees with humidity between 30% & 55%.

     b. ETI may, in its sole discretion, provision the cooling resources as provided in Paragraph 3a via free blow units, overhead ducts and or under-floor hvac systems in order to permit the free flow of the shared cooling system resources.

4.   Fire Protection System:

     a. ETI shall, as part of this Agreement, furnish and install an FM-200 type fire protection system within the Premises. The FM-200 fire protection system shall be provisioned in a manner such that the Premises will not be effected in the event of a system discharge in another space within the Leased Premises. The existing landlord provided building sprinkler system will be decommissioned and removed from service.

     b. ETI shall furnish, install maintain and manage interior smoke, water, fire and entry detection equipment to monitor the Premises and Leased Premises.

5.   Alarm Notification System:

     a. ETI shall furnish, install, maintain and manage a remote alarm notification system within the Premises which shall be connected to the Utility Systems to provide STC with full alarm notification capability over the Utility Systems.

END OF SCHEDULE

CO-LOCATION AND FACILITIES MANAGEMENT SERVICE AGREEMENT CLIENT:

STARTEC INC. (STC)

                                   EXHIBIT "A"


Premises

          1.   Depict the Premises:

CO-LOCATION AND FACILITIES MANAGEMENT SERVICE AGREEMENT

CLIENT: STARTEC INC. (STC)


                                  (FLOOR PLAN)

CO-LOCATION AND FACILITIES MANAGEMENT SERVICE AGREEMENT

CLIENT: STARTEC INC. (STC)

                                   EXHIBIT "B"

LANDLORD ACKNOWLEDGMENT

CO-LOCATION AND FACILITIES MANAGEMENT SERVICE AGREEMENT

CLIENT: STARTEC INC. (STC)

                                   EXHIBIT "C"

LANDLORD LETTER FOR TIME WARNER

                          Sylvan Lawrence Company, Inc.
----------------------------------------------------------------
111 EIGHTH AVENUE NEW YORK; N.Y. 10011-5201 TEL. (212) 243-5060
FAX NO. (212) 969-0615
----------------------------------------------------------------

                                 August 6, 1997


HAND DELIVER

Mr. Michael A. Collado
Chief Executive Officer
ExtraNet
111 Eighth Avenue
New York, New York 10011

Re: 111 Eighth Avenue

Dear Michael:

It is my understanding that you require Time Warner Communications to access your co-location facility in Room 518. As I mentioned during our telephone conversation, building management will consider allowing Time Warner to enter the building to provide services to Room 518.

This authorization is subject to Landlord's acceptance of the manner, plans, fees, specifications of the overall installation and any other agreement necessary.

Please provide me with your detailed installation plans including layout and schematic drawings, so that I may address your request.

Do not hesitate to call if I can be of further assistance.

                              Very truly yours,


                              SYLVAN LAWRENCE COMPANY, INC.



                              Eric O. Hallman
                              Owner's Representative


EOH:pt
cc: Jack Garvey

ALL INFORMATION FURNISHED REGARDING PROPERTY FOR SALE, RENTAL OR FINANCING IS FROM SOURCES DEEMED RELIABLE, BUT NO WARRANTY OR REPRESENTATION IS MADE AS TO THE ACCURACY THEREOF AND SAME IS SUBMITTED SUBJECT TO ERRORS, OMISSIONS, CHANGE OF PRICE, RENTAL OR OTHER CONDITIONS. PRIOR SALE LEASE OR FINANCING OR WITHDRAWAL WITHOUT NOTICE

THE OFFICE OF THE UNDERSIGNED

                                                              100 William Street
                                                            New York, N.Y. 10038
                                                                  (212) 344-0044


                                  April 1, 1997


ExtraNet Telecormunications, Inc.
111 Eighth Avenue
New York, New York 10011

Re: Lease (the "Lease") dated April l, 1997 by and between P.A. BUILDING COMPANY (the "Landlord") and EXTRANET TELECOMMUNICATIONS, INC. (the "Tenant") covering Room 518 (the "Demised Premises") located in the building (the "Building") known as lll Eighth Avenue, New York, New York.

Gentlemen:

     This letter confirms that Tenant is authorized to enter into license agreements with third parties under which Tenant shall provide co-location services to said third parties and make the demised premises available for Tenant to fulfill Tenant's subscribers' co-location requirements subject to the terms and conditions of the Lease, including, without limitation, Article 41(k), a copy of which is annexed hereto, and in this regard and subject thereto Tenant shall be permitted to enter into license agreements with subscribers of Tenant's co-location facilities solely in order for said subscribers to place telecommunications equipment (e.g., switch, router, compression equipment, mixing equipment) within the demised premises and for no other purpose.

                                        Very truly yours,


                                        P.A. BUILDING COMPANY (Landlord)
                                        By: Sylvan Lawrence Company, Inc., Agent


                                        By:_____________________________________
                                                                           Title

     (k) Anything to the contrary contained in this Article 41 notwithstanding, provided Tenant is not then in default beyond any applicable cure period, Tenant shall be permitted without the prior consent of Landlord, to issue licenses to subscribers of Tenant's co-location and facilities management services solely for the purpose of said subscribers placing telecommunications equipment (e.g., switch, router, compression equipment, mixing equipment) in the demised premises and for no other purpose. Tenant shall simultaneously upon the execution of said licenses furnish Landlord with copies of same. Nothing to the contrary contained herein shall confer any rights upon said licensees by Landlord or create any costs or obligations upon Landlord nor shall any privity exist or be created between said licensees and Landlord, it being understood that the only relationship of said licensees shall be solely with Tenant and shall be subject to, otherwise limited and governed by the terms and conditions of this Lease.